                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

                                               [_]  Confidential, for Use of the
                                                    Commission Only (as
                                                    permitted by Rule
                                                    14a-6(e)(2))

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 CHEROKEE INC.
               (Name of Registrant as Specified In Its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee previously was paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:_______________________________________________

     (2) Form, Schedule or Registration Statement No.:_________________________

     (3) Filing Party:_________________________________________________________

     (4) Date Filed:___________________________________________________________


Notes:

                                 CHEROKEE INC.
                              6835 Valjean Avenue
                           Van Nuys, California 91416

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held On May 31, 2001

  NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of the Stockholders of Cherokee Inc. will be held at the Palisades Salon in the Loews Santa Monica Beach Hotel, 1700 Ocean Avenue, Santa Monica, California, on May 31, 2001 at 10:00 A.M. (Pacific Time) for the following purposes:

1. To elect five directors to the Board of Directors who will serve until the 2002 Annual Meeting of Stockholders of Cherokee Inc. and until their successors have been duly elected and qualified; and

2. To transact such other business as may be properly brought before the meeting or any postponement or adjournment thereof.

  Stockholders of record at the close of business on April 16, 2001 will be entitled to notice of and to vote at the annual meeting or any adjournments thereof. A list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder for any purpose germane to the annual meeting during normal business hours for ten days prior to the annual meeting at the Loews Santa Monica Beach Hotel.

  The Board of Directors urges each stockholder to read carefully the enclosed proxy statement, which is incorporated herein by reference.

                                          By Order of the Board of Directors,

                                          /s/ Carol A. Gratzke

                                          Carol A. Gratzke
                                          Secretary

Van Nuys, California
April 27, 2001

                                   IMPORTANT

Whether or not you expect to attend the annual meeting in person, please complete, date, sign and return the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. Your proxy will be revocable any time prior to its exercise either in writing or by voting your shares personally at the annual meeting.

                                 CHEROKEE INC.
                              6835 Valjean Avenue
                           Van Nuys, California 91406

                               ----------------

                                PROXY STATEMENT
                      2001 ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held On May 31, 2001

                               ----------------

                              GENERAL INFORMATION

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Cherokee Inc., a Delaware corporation, ("Cherokee" or the "Company") of proxies to be used at the 2001 Annual Meeting of Stockholders to be held at the Palisades Salon in the Loews Santa Monica Beach Hotel, 1700 Ocean Avenue, Santa Monica, California, on May 31, 2001, at 10:00 A.M. (Pacific
Time) and at any adjournments or postponements thereof. A form of the proxy is enclosed for use at the annual meeting. Stockholders are being asked to vote upon the election of five directors to the Board of Directors and to transact such other business as may properly come before the annual meeting. The approximate date on which this Proxy Statement and form of proxy are being mailed to the stockholders is May 1, 2001.

Record Date, Outstanding Shares and Voting

  The Company's Board of Directors has fixed April 16, 2001, as the record date to determine stockholders entitled to notice of and to vote at the annual meeting. As of the record date, there were 8,231,705 shares of common stock outstanding. Each stockholder of record at the close of business on April 16, 2001 is entitled to one vote for each share of common stock then held on each matter to come before the annual meeting, or any adjournments or postponements thereof.

Quorum and Voting Requirements

  A majority of the votes eligible to be cast at the annual meeting by holders of common stock, or 4,115,854 votes, represented in person or by proxy at the annual meeting is required for a quorum. Under Delaware law, shares represented by proxies that reflect abstentions or "broker non-votes" will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Broker non-votes are shares held by a broker or nominee, which are represented at the meeting but with respect to which such broker or nominee is not empowered to vote on a particular proposal. Under the rules that govern brokers, brokers who have record ownership of shares have the authority to vote on certain "routine" matters even when they have not received instructions from the beneficial owners of such shares. Brokers that do not receive instructions are entitled to vote on the election of directors. Directors will be elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the annual meeting. The nominees receiving the five highest number of votes will become directors. No other proposals are expected to be presented at the annual meeting. However, most other proposals, such as a proposal to postpone or adjourn the annual meeting, must receive the favorable vote of a majority of the shares of common stock represented and entitled to vote, in person or by proxy at the annual meeting. Abstentions as to such other proposals will have the same effect as votes against the proposals. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of such proposals and will not be counted as votes for or against such other proposals. The Company's Certificate of Incorporation does not provide for cumulative voting.

Voting and Revocation of Proxies

  If no instructions are given on the proxy, all shares represented by valid proxies received pursuant to this solicitation and not revoked before they are voted will be voted FOR the directors nominated by the Board of Directors, and as recommended by the Board of Directors with regard to all other matters or if no such recommendation is given, in the discretion of the proxy holder. Proxies marked "withhold" and/or "abstain" will be counted towards the quorum requirement but will not be voted for the election of the Board of Directors' director nominees.

  A proxy may be revoked at any time before it is exercised by giving written notice of revocation to the Secretary of the Company or by submitting, prior to the time of the meeting, a properly executed proxy bearing a later date. Stockholders having executed and returned a proxy, who attend the meeting and desire to vote in person, are required to so notify the Secretary of the Company prior to the beginning of the annual meeting.

Security Ownership of Principal Stockholders

  The following table sets forth information regarding the beneficial ownership of common stock as of April 16, 2001 by each person believed to own beneficially five percent or more of the Company's common stock. Unless noted otherwise, the holders listed below have sole voting power and dispositive power over the shares beneficially held by them. Under the rules of the Securities and Exchange Commission, in calculating percentage ownership, each holder is deemed to beneficially own any shares subject to options exercisable by the holder within sixty days of April 16, 2001, but options owned by others are deemed not to be outstanding shares even if the options are exercisable within sixty days. Percentage ownership is based on 8,231,705 shares of common stock outstanding on April 16, 2001.

       Name and Address                         Amount and Nature of Percentage
       of Beneficial Owner                      Beneficial Ownership  of Class
       -------------------                      -------------------- ----------
       Timothy Ewing...........................      1,905,246(1)       23.1%(1)
        4514 Cole Avenue, Suite 808
        Dallas, TX 75205

       Value Partners, Ltd. ...................      1,864,169          22.6%
        C/O Ewing & Partners
        4515 Cole Avenue, Suite 808
        Dallas, TX 75205

       Robert Margolis.........................      1,707,394(2)       20.7%(2)
        6835 Valjean Avenue
        Van Nuys, CA 91406

       The Newstar Group, Inc. ................        718,541(3)        8.7%(3)
        dba The Wilstar Group
        6835 Valjean Avenue
        Van Nuys, CA 91406

       Stadium Capital Management, LLC.........      1,053,680          12.8%
        430 Cowper St., Suite 200
        Palo Alto, CA 94301

--------
(1) Includes 1,864,169 shares held directly by Value Partners, Ltd. Mr. Ewing is managing partner of Ewing & Partners, which is the general partner of Value Partner's Ltd. Mr. Ewing expressly disclaims beneficial ownership of such shares.

(2) Includes 718,541 shares owned by The Newstar Group, Inc. d/b/a The Wilstar Group ("Wilstar") and 136,442 shares contributed to The Robert Margolis Foundation, Inc. ("Foundation"). Mr. Margolis expressly disclaims beneficial ownership of such shares in the Foundation. Mr. Margolis is the sole shareholder of Wilstar.

(3) Does not include 852,411 shares individually held by Mr. Margolis.

Security Ownership of Management

  The following table sets forth information regarding the beneficial ownership of common stock as of April 16, 2001, by each director and nominee for director, the Chief Executive Officer and each of the four other most highly compensated executive officers as of February 3, 2001, and all directors and executive officers as a group. Unless noted otherwise, the holders listed below have sole voting and dispositive power over the shares beneficially held by them. Under the rules of the Securities and Exchange Commission, in calculating percentage ownership, each holder is deemed to beneficially own any shares subject to options exercisable by the holder within sixty days of April 16, 2001, but options owned by others are deemed not to be outstanding shares even if the options are exercisable within sixty days. Percentage ownership is based on 8,231,705 shares of common stock outstanding on April 16, 2001.

                                                          Amount and
                                                          Nature of
                                                          Beneficial Percentage
                  Name of Beneficial Owner                Ownership   of Class
                  ------------------------                ---------- ----------
   Robert Margolis(1) ................................... 1,707,394     20.7%
   Jess Ravich(2) .......................................    38,316        *
   Keith Hull(2) ........................................    38,277        *
   Timothy Ewing(3)...................................... 1,905,246     23.1%
   Dave Mullen(4)........................................     5,000        *
   Carol Gratzke(5) .....................................   198,992      2.4%
   Howard Siegel(6)......................................   170,150      2.0%
   Steven Ascher(7)......................................    46,668        *
   Nina Leong(8).........................................         *        *
   All Executive Officers and directors as a group(9).... 3,973,601     46.1%

--------
 *= less than 1%

(1) Includes 842,411 shares held individually by Mr. Margolis, 10,000 shares which may be acquired pursuant to options that are currently exercisable, 718,541 shares owned by Wilstar and 136,442 shares held by the Foundation. Mr. Margolis is the sole shareholder of Wilstar.

(2) Includes 15,000 shares which may be acquired pursuant to options that are currently exercisable.

(3) Includes 10,000 shares which may be acquired pursuant to options that are currently exercisable and 1,864,169 shares held directly by Value Partners, Ltd. Mr. Ewing is managing partner of Ewing & Partners, which is the general partner of Value Partner's Ltd. and, therefore, Mr. Ewing may be deemed to be the beneficial owner of such shares.

(4) Includes 5,000 shares which may be acquired pursuant to options that are currently exercisable.

(5) Includes 158,992 shares which may be acquired pursuant to options that are or will be exercisable within sixty days of April 16, 2001.

(6) Includes 135,884 shares which shares may be acquired pursuant to options that are or will be exercisable within sixty days of April 16, 2001.

(7) Includes 46,668 shares which may be acquired pursuant to options that are or will be exercisable within sixty days of April 16, 2001.

(8) Ms. Leong's employment with the Company ended March 16, 2001.

(9) Includes 396,544 shares which may be acquired pursuant to options that are or will be exercisable within sixty days of April 16, 2001.

                         ITEM 1. ELECTION OF DIRECTORS

  At the annual meeting, stockholders will be asked to elect five directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified. All five incumbent directors have been nominated for re-election for one-year terms. Both Mr. Margolis and Mr. Hull have been nominated pursuant to the terms of a management agreement between Mr. Margolis and the Company. None of the nominees has any family relationship to any other nominee or to any executive officer of the Company. Directors will be elected by a favorable vote of a plurality of the shares of common stock present and entitled to vote, in person or by proxy, at the annual meeting.

  In the event that any nominee for director should become unavailable, it is intended that votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors. The Board of Directors has no present knowledge that any of the persons named will be unavailable to serve.

Information Concerning Directors and Nominees for Board of Directors

  The following table sets forth the principal occupation or employment and principal business of the employer, if any, of each director and nominee for director, as well as his age, business experience, other directorships held by him and the period during which he has previously served as director of the Company. Each nominee has consented to being named in this Proxy Statement as a nominee for election as director and has agreed to serve as a director if elected.

            Name, Age and             Principal Occupation for Past Five Years;
  Present Position with the Company    Other Directorships; Business Experience
  ---------------------------------   -----------------------------------------
 Robert Margolis, 53................. Mr. Margolis has been a director since
  Director, Chairman of the Board of  May 1995. Mr. Margolis was appointed
  Directors and Chief Executive       Chairman of the Board of Directors and
  Officer                             Chief Executive Officer on May 5, 1995.
                                      Mr. Margolis was the co-founder of the
                                      Company's Apparel Division in 1981. He
                                      had been the Co-Chairman of the Board of
                                      Directors, President and Chief Executive
                                      Officer since June 1990 and became
                                      Chairman of the Board of Directors on
                                      June 1, 1993. Mr. Margolis resigned all
                                      of his positions with the Company on
                                      October 31, 1993 and entered into a one-
                                      year consulting agreement with the
                                      Company. Mr. Margolis' services as Chief
                                      Executive Officer are provided pursuant
                                      to the terms of a management agreement
                                      between Mr. Margolis and the Company. See
                                      "Employment and Management Agreements."

 Timothy Ewing, 40................... Mr. Ewing has been a director since
  Director                            September 1997. Mr. Ewing, a Chartered
                                      Financial Analyst, is the managing
                                      partner of Ewing & Partners and manager
                                      of Value Partners, Ltd., a private
                                      investment partnership formed in 1989.
                                      Mr. Ewing is vice-chairman of the board
                                      of directors of First Fidelity Bancorp,
                                      Inc. in Irvine, California, he sits on
                                      the board of directors of Harbourton
                                      Financial Corporation in McLean, Virginia
                                      and is on the board of trustees of the
                                      Carolco Pictures Liquidating Trust. In
                                      addition, he is on the board of directors
                                      of the Baylor Health Care System
                                      Foundation and The Dallas Opera, and the
                                      governing board of the Dallas Museum of
                                      Natural History.

            Name, Age and             Principal Occupation for Past Five Years;
  Present Position with the Company    Other Directorships; Business Experience
  ---------------------------------   -----------------------------------------
 Dave Mullen, 66..................... Mr. Mullen has been a Director since May
  Director                            2000. For more than five years, he was
                                      the President and CEO of Robinsons-May in
                                      North Hollywood, California and retired
                                      from The May Department Stores in July
                                      1999. He joined The May Department Stores
                                      in March 1988 and from March 1988 to June
                                      1988 was the President and CEO of
                                      Goldwater's in Phoenix, Arizona. From
                                      June 1988 to January 1991 he was
                                      President and CEO of Filene's in Boston,
                                      Massachusetts and in January 1991 became
                                      the President and CEO of Robinsons-May in
                                      North Hollywood.

 Jess Ravich, 43..................... Mr. Ravich has been a Director since May
  Director                            1995. Mr. Ravich has been the Chairman
                                      and Chief Executive Officer of the U.S.
                                      Bancorp Libra, a division of U.S. Bancorp
                                      Investments, Inc., a registered broker-
                                      dealer since January 1999. From June 1991
                                      to January 1999, he was the Chairman and
                                      Chief Executive Officer and the majority
                                      shareholder of Libra Investments, Inc., a
                                      registered broker dealer he founded which
                                      merged with US Bancorp Investments, Inc.
                                      in January 1999. Mr. Ravich is on the
                                      board of directors of Communication
                                      Intelligence Corporation.

 Keith Hull, 48...................... Mr. Hull has been a director since June
  Director                            1995. For more than five years, Mr. Hull
                                      has been President of Avondale Fabrics
                                      and Corporate Vice President of its
                                      parent, Avondale Mills Inc. Avondale
                                      Mills is a diversified manufacturer of
                                      textiles.

Meetings and Committees of the Board of Directors

  The business affairs of the Company are managed under the direction of the Board of Directors, although the Board of Directors is not involved in day-to-day operations. During the fiscal year ended February 3, 2001 ("Fiscal 2001") the Board of Directors met three times. Each director attended at least 75% of all Board of Directors and applicable committee meetings during Fiscal 2001.

Audit Committee

  The Audit Committee recommends to the Board of Directors a firm of independent certified public accountants to conduct, among other things, the annual audit of the Company's books and records; reviews with the independent accountants the scope and results of the annual audit and quarterly reviews prior to the filing of a report on Form 10-K or 10-Q with the SEC; reviews and discusses the audited financial statements with the Company's management; consults with the independent accountants and management with regard to the adequacy of the Company's system of internal accounting controls; receives from the independent auditors the report required by Independence Standards Board Standard No. 1 as in effect at that time and discusses it with the independent auditors; reviews and reassesses annually the adequacy of its charter; prepares a report each year for inclusion in the Company's annual Proxy Statement; and reviews fees charged by the independent accountants for professional services. The Cherokee Board of Directors has adopted a written charter for the Audit Committee. A copy of the Audit Committee Charter is attached as Appendix A to this Proxy Statement. In addition, the Board of Directors has determined that all of the members of the Audit Committee are "independent", as defined by the rules of The Nasdaq Stock Market, Inc.

  Representatives of the Company's independent public accountants are invited to attend meetings of the Audit Committee and certain members of management may also be invited to attend. In Fiscal 2001, the Audit Committee consisted of three non-employee directors, Mr. Hull, Mr. Mullen and Mr. Ravich. The Audit Committee met four times during this period.

Compensation Committee

  The Company's compensation program for executives is administered by the Compensation Committee of the Board of Directors. The Compensation Committee consists of Mr. Ravich, Mr. Ewing and Mr. Hull, all of whom are non-employee directors and outside directors within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and Section 162(m) of the Internal Revenue Code, respectively. The Compensation Committee is responsible for setting and administering executive officer salaries and the annual bonus and long-term incentive plans that govern the compensation paid to the Company's executives. The Compensation Committee met five times during Fiscal 2001.

Compensation Committee Interlocks and Insider Participation

  Except for Mr. Margolis, who is a director and Chief Executive Officer of the Company, as well as the sole shareholder of Wilstar, none of the executive officers of the Company has served on the Board of Directors or on the Compensation Committee of any other entity, any of whose officers served either on the Board of Directors or on the Compensation Committee of the Company. The executive management services of Mr. Margolis as the Company's Chairman of the Board and Chief Executive Officer are provided pursuant to a management agreement between Mr. Margolis and the Company. See "Employment and Management Agreements."

Directors' Remuneration and Stock Options

  For their services on the Board of Directors during Fiscal 2001, each non-employee director was paid a retainer fee of $15,000 per annum. The fees are paid on a quarterly basis. On May 31, 2000, each director was granted options to purchase 5,000 shares of common stock with an exercise price equal to the fair market value of such stock on the date of grant. The option grants were made pursuant to the Company's 1995 Incentive Stock Option plan, as amended. The options are immediately exercisable, expire ten years from the date of grant and contain cashless exercise and antidilution provisions. The options generally terminate three months after a director ceases to serve on the Board of Directors unless such director ceases to serve as a result of death or disability in which case the options terminate one year after the director ceases to serve on the Board of Directors. None of the current directors exercised options during Fiscal 2001.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                 FOR EACH OF THE DIRECTORS NOMINATED IN ITEM 1

                             EXECUTIVE COMPENSATION

Summary Compensation Table(1)

  The following table includes information concerning annual and long-term compensation earned by the Chief Executive Officer and the other four most highly compensated executive officers as of February 3, 2001 (collectively, the "Named Executive Officers"), for services rendered during each of the Company's last three fiscal years.

                           Annual Compensation            Long Term Compensation
                         ---------------------------    --------------------------
                                                         Securities
                                                         Underlying    All Other
Name and Principal       Fiscal Salary                  Option Awards Compensation
Position                  Year     $        Bonus $           #            $
------------------       ------ -------    ---------    ------------- ------------
Robert Margolis.........  2001  589,333(2) 2,175,760(2)      5,000           --
 Chairman and Chief       2000  590,367(2) 1,776,084(2)      5,000     1,890,624
  Executive Officer       1999  550,000(2) 1,459,842(2)      5,000           --


Carol Gratzke...........  2001  155,769(3)   205,738           --            --
 Chief Financial Officer  2000  150,000      169,089           --            --
                          1999  150,000      122,323        10,000        39,748

Howard Siegel...........  2001  155,769(3)   205,738           --            --
 President-Operations     2000  150,000      169,089           --            --
                          1999  150,000      122,323        30,000        28,971

Steven Ascher...........  2001  320,213(3)   108,240           --            --
 Executive Vice           2000  250,000      100,000       100,000           --
  President               1999  250,000       25,000        20,000           --


Nina Leong..............  2001  141,538(4)    50,000        50,000           --
 Executive Vice
  President

--------
(1) None of the Named Executive Officers received any compensation reportable as Other Annual Compensation during the period covered by the Summary Compensation Table, except for perquisites, which did not exceed the lesser of $50,000 or 10% of total annual salary and bonus of such Named Executive Officer, and as a result, the corresponding column was omitted. Additionally, none of the Named Executive Officers received restricted stock awards or long-term incentive plan payouts during the period covered by the Summary Compensation Table and, as a result, the corresponding columns were omitted.

(2) The executive management services of Mr. Margolis as the Company's Chairman of the Board and Chief Executive Officer are provided pursuant to a management agreement originally between Wilstar and the Company. Mr. Margolis is the sole stockholder of Wilstar. On January 3, 2001, Wilstar assigned the management agreement to Mr. Margolis. Under the management agreement, Mr. Margolis is eligible to receive both base compensation and annual cash bonuses for providing management services. In Fiscal 2001, $589,333 in annual base compensation was paid pursuant to the management agreement. In Fiscal 2001, a bonus of $2,175,760 was accrued pursuant to the management agreement. See "Employment and Management Agreements" below for a further description of the management agreement.

(3) The Fiscal 2001 salary amount represents a 53-week year.

(4) Nina Leong joined the Company as Executive Vice President on June 15, 2000, and her Fiscal 2001 salary amount represents a partial year. Ms. Leong's employment with the Company ended March 16, 2001.

Option Grants in Last Fiscal Year

  Set forth below is further information on grants of stock options during Fiscal 2001 to the Named Executive Officers.

                                                                         Potential Realizable
                                                                           Value at Assumed
                                                                         Annual Rates of Stock
                          Number of   Percentage of                       Price Appreciation
                         Securities   Total Options Exercise                for Option Term
                         Underlying    Granted to    or Base                    ($)(2)
                           Options    Employees in    Price   Expiration ----------------------
Name                     Granted(1)#   Fiscal 2001  ($/Share)    Date        5%        10%
----                     -----------  ------------- --------- ---------- ---------- -----------
Robert Margolis.........    5,000(3)      10.0%      7.0625     5-3-10       22,208     56,279

Nina Leong..............   50,000(4)      90.0%        8.50    6-19-10      267,278    677,340

--------
(1) All option grants were made pursuant to the Company's 1995 Incentive Stock Option Plan, as amended. Under the plan, in the event of a liquidation, merger, reorganization, or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly-owned subsidiary of another corporation, each option granted under the plan, to the extent not fully exercised, will be cancelled unless the surviving corporation in any such merger, reorganization or consolidation elects to assume the options or to grant substitute options in place thereof. Notwithstanding the foregoing, vested options will remain exercisable until the date of any such liquidation, merger, reorganization, or consolidation and any unvested options will become exercisable for a ten-day period ending on the fifth day immediately preceding any such liquidation, merger, reorganization or consolidation.

(2) The dollar gains under these columns result from calculations assuming 5% and 10% growth rates as set by the Securities and Exchange Commission and are not intended to forecast future price appreciations of the Company's common stock. The actual value, if any, the Named Executive Officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by the Named Executive Officer will be at or near the value shown.

(3) On May 31, 2000, each director, including Mr. Margolis, received an award of 5,000 options to purchase common stock. The exercise price of each option is $7.0625, which equals the fair market value of common stock on the date of grant. The options are immediately exercisable, expire ten years from the date of grant and contain cashless exercise and antidilution provisions. The options will generally terminate three months after Mr. Margolis ceases to serve on the Board of Directors unless he ceases to serve as a result of death or disability in which case the options terminate one year after he ceases to serve on the Board of Directors.

(4) On June 19, 2000, Ms. Leong received an award of 50,000 options to purchase common stock. Such options become exercisable in three installments of 16,666, 16,667 and 16,667, on the first, second and third anniversaries of the date of the grant, respectively. The exercise price of each option is $8.50, which equals the fair market value of our common stock on the date of grant. The options are exercisable ten years from the date of grant and contain cashless exercise and antidilution provisions. The options generally terminate three months after Ms. Leong's employment with the Company is terminated, unless her employment is terminated as a result of her death or disability in which case the options terminate one year after her employment is terminated. Since Ms. Leong's employment with the Company ended on March 16, 2001, which was prior to the first anniversary of her employment with the Company, none of the options granted to Ms. Leong were vested and all 50,000 options were therefore cancelled.

Option Exercises and Fiscal Year End Values

  Set forth below is certain information concerning exercised and unexercised options to purchase common stock granted both in Fiscal 2001 and prior years to the Named Executive Officers, and held by them at February 3, 2001. During Fiscal 2001, none of the Named Executive Officers exercised options to purchase stock.

                                                        Number of Unexercised           Value of
                                                             Options at          In-the-Money Options at
                                                          February 3, 2001        February 3, 2001 $(1)
                         Shares Acquired    Value     ------------------------- -------------------------
Name                     on Exercise (#) Realized ($) Exercisable Unexercisable Exercisable Unexercisable
----                     --------------- ------------ ----------- ------------- ----------- -------------
Robert Margolis.........        --            --         10,000         --        17,812          --
Carol Gratzke...........        --            --        158,992         --        61,283          --
Howard Siegel...........        --            --        135,884      10,000       61,101        8,750
Steven Ascher...........        --            --         46,668      73,332       63,752       32,249
Nina Leong..............        --            --            --       50,000(2)       --        40,625

--------
(1) The value of unexercised in-the-money options at FY-end was calculated based on the market value of the underlying securities, minus the exercise price, and assumes the sale of the underlying securities on February 2, 2001, the last trading day in Fiscal 2001, at a price of $9.3125 per share, which was the closing price of the Company's common stock on the NASDAQ National Market System on that date.

(2) The options granted to Ms. Leong were unvested at the time of termination and have been cancelled.

Employment and Management Agreements

 Management Agreement

  The Newstar Group, Inc. d/b/a The Wilstar Group ("Wilstar") previously provided the executive management services of Mr. Margolis as the Company's Chairman of the Board and Chief Executive Officer pursuant to a management agreement between Wilstar and the Company. The parties originally entered into a management agreement on May 4, 1995, which was subsequently amended several times. As of November 29, 1999, Wilstar and the Company entered into a revised management agreement, which substantially revised and restated in one document the terms under which Wilstar agreed to continue to provide executive management services to the Company. Robert Margolis is currently the sole stockholder of Wilstar. On January 3, 2001, in accordance with the terms of the management agreement, Wilstar assigned the management agreement to Mr. Margolis.

  Base Compensation and Performance Bonuses. As base compensation for services rendered under the management agreement, Mr. Margolis is currently paid $587,450 per fiscal year. Mr. Margolis' base compensation is subject to an annual cost of living increase.

  Mr. Margolis is also eligible for annual performance bonuses. Section 3.3 of the management agreement provides, that, for each fiscal year after the Company's fiscal year ended January 29, 2000 ("Fiscal 2000"), if the Company's EBITDA for such fiscal year is no less than $5.0 million, then Mr. Margolis will receive a performance bonus equal to (x) 10% of the Company's EBITDA for such fiscal year in excess of $2.5 million up to $10.0 million, plus (y) 15% of the Company's EBITDA for such fiscal year in excess of $10.0 million.

  In all cases, EBITDA will be determined in accordance with U.S. generally accepted accounting principles and will be reduced by all accrued compensation expenses attributable to any compensation paid or payable to Mr. Margolis under the management agreement, including but not limited to the performance bonuses provided for under Section 3.3 and base compensation payable to Mr. Margolis.

  Initial Term and Extensions. The initial term of the management agreement terminates on February 2, 2002. If the Company's consolidated pre-tax earnings, as set forth in its audited financial statements for any of its fiscal years during the term of the management agreement, commencing with Fiscal 2000: (a) are no less than 80% of the consolidated pre-tax earnings contained in the budget submitted to and approved by the

Compensation Committee for such fiscal year, and (b) are also no less than the consolidated pre-tax earnings for the immediately preceding fiscal year, then the termination date of the management agreement will automatically be extended an additional year. There may be any number of such extensions if the foregoing tests are met on multiple occasions. During Fiscal 2000 and Fiscal 2001, the foregoing tests were met and therefore the term of the management agreement has been extended to February 1, 2004.

  Composition of the Board of Directors. The management agreement provides that if the Company's board is comprised of five directors, the Company will use its commercially reasonable best efforts to ensure (a) that one director is nominated by Mr. Margolis (the "Wilstar Director"); (b) that one director (the "Investor Director") is nominated by the members of the group, other than Mr. Margolis, that filed a Schedule 13-D, dated April 24, 1995, with respect to the purchase of the Company's common stock (collectively, the "Outside Investors"); and (c) that three directors are nominated by the non-Wilstar non-Investor Directors (the "Other Directors"). If there are seven directors, the Company will use its commercially reasonable best efforts to ensure that a second Investor Director is nominated by Outside Investors and four directors are nominated by the Other Directors. If there are nine directors, the Company will use its commercially reasonable best efforts to ensure that, in addition to the Wilstar Director and the Investor Directors described above, one director is nominated by Mr. Margolis and the Outside Investors together (the "Wilstar/Investor Director") and five directors are nominated by the Other Directors. If the Board of Directors is expanded, the Company will use its commercially reasonable best efforts to ensure that Mr. Margolis is able to maintain his proportionate representation. The Company will use its commercially reasonable best efforts to ensure that the Board of Directors will have an audit and a compensation committee, each of which will be comprised of three members, one of whom shall be an Investor Director and two of whom shall be selected by the entire Board of Directors from all of the remaining directors, other than the Wilstar Director.

  In addition to the events of termination described below under the title "Events of Termination," Mr. Margolis may elect to treat the following events relating to the composition of the Board of Directors as a breach of the management agreement by the Company:

  . the size of the Board of Directors is increased or decreased without Mr. Margolis' maintaining or increasing his proportionate representation;

  . the Wilstar Director, the Investor Directors or the Wilstar/Investor Director, as applicable, are not elected to the Board of Directors or are not put on the slate of directors recommended to the Company's stockholders or any such director is removed from the Board of Directors without Mr. Margolis' prior approval; or

  .  without Mr. Margolis' consent, he is not elected Chairman of the Board.

  Events of Termination. Mr. Margolis may terminate the management agreement if the Company materially breaches any of the terms and conditions of the management agreement or fails to perform its material obligations thereunder. Unless initiated or consented to by Mr. Margolis, the occurrence of any of the following will be deemed to be a material breach of the management agreement:

  . the assignment to Mr. Margolis of any duties materially inconsistent with, or the diminution of Mr. Margolis' positions, titles, offices, duties and responsibilities with the Company or any removal of Mr. Margolis from, or any failure to re-elect Mr. Margolis to, any titles, offices or positions held by Mr. Margolis under the Revised Management Agreement, including the failure of the Board of Directors to elect Mr. Margolis or his designee as Chairman of the Board or the failure to elect, or the removal of, any Wilstar or Outside Investor nominee as director from the slate of directors recommended to the Company's stockholders by the Board of Directors;

  . except as in accordance with the management agreement, a reduction by the Company in the base compensation or any other compensation provided for in the management agreement;

  . a change or relocation of Mr. Margolis' offices at the Company that materially and adversely affects Mr. Margolis' working environment; or

  . any other substantial, material and adverse changes in Mr. Margolis' working conditions imposed by the Company.

  The Board of Directors may terminate the management agreement at any time without cause. If appropriate, the Board of Directors may also terminate the management agreement "for cause." "For cause" is limited to the willful misfeasance or gross negligence on the part of Mr. Margolis in connection with the performance of his duties pursuant to the management agreement, which willful misfeasance or gross negligence directly causes material harm to the assets, business or operations of the Company. The management agreement will terminate immediately upon Mr. Margolis' death and may be terminated by the Board of Directors if Mr. Margolis fails to render services to the Company for a substantially continuous period of six months because of Mr. Margolis' physical or mental disability during such period.

  Payments to Mr. Margolis if the Management Agreement is Terminated. If the management agreement is terminated for any reason by either the Company or Mr. Margolis, the Company will:

  .  pay Mr. Margolis' base compensation through the date of termination;

  . reimburse Mr. Margolis for all expenses incurred through the date of termination;

  . provide ongoing indemnification for Mr. Margolis and ongoing insurance coverage comparable to the insurance offered to other terminated directors, officers or employees of the Company; and

  .  pay Mr. Margolis any unpaid performance bonuses earned pursuant to
     Section 3.3 during the fiscal year in which the management agreement is terminated; unpaid performance bonuses will be calculated using the results of the whole fiscal year during which the management agreement is terminated, but will be pro rated for the number of full months occurring in such fiscal year prior to the date of termination.

  In addition to the payments and other compensation described above, if the Company terminates the management agreement without cause or Mr. Margolis terminates the management agreement after the Company materially breaches any of the terms and conditions thereof or fails to perform its material obligations thereunder, the Company will pay Mr. Margolis, within 60 calendar days after the date of termination, a lump sum in cash equal to three times the sum of (a) Mr. Margolis' base compensation at the rate in effect at the date of the termination and (b) the "Previous Performance Bonus." The "Previous Performance Bonus" means an amount equal to the performance bonus received by Mr. Margolis under Section 3.3 of the management agreement in the Company's last full fiscal year ending prior to the date of termination.

  Cap on Payments Contingent on a Change in Control. If the Company's accountants determine that any payments to Mr. Margolis under the management agreement would result in the non-deductibility of some or all of such payments under Section 280G of the Code, the payments to Mr. Margolis will be reduced to the maximum amount that is payable without causing such payments to be nondeductible by the Company.

 Other Compensation Arrangements

  Pursuant to a compensation arrangement with Steven Ascher, the Executive Vice President of New Business, Mr. Ascher will receive an annual base salary of $350,000. Effective for Fiscal 2001 and each fiscal year thereafter, as long as he is employed by the Company, Mr. Ascher will receive bonuses equal to two and one-half percent of the Company's EBIT growth year to year. EBIT is defined at earnings before interest and taxes and will not include net revenues received from Carrefour, which is one of the Company's international licensees for the Cherokee brand. For Fiscal 2001, the Company accrued a bonus of $108,240 for Mr. Ascher. Bonus payments resulting from EBIT growth, if any, will be paid in equal quarterly installments during the year following the fiscal year in which the bonus is earned. Mr. Ascher will also receive five percent of the net royalty revenues received by the Company from Carrefour. If the Company terminates Mr. Ascher's employment without cause, it must pay Mr. Ascher $175,000, any unpaid bonus amounts related to the prior year's EBIT growth and five percent of the net royalty revenues received by the Company from Carrefour for a period of three years from the date of termination.

  Pursuant to a compensation arrangement with Ms. Nina Leong, the former Executive Vice President of Business Development, Ms. Leong was to receive an annual base salary of $230,000. Ms. Leong was guaranteed a minimum bonus of $50,000 for Fiscal 2001 and a grant of 50,000 stock options, which were to vest in equal installments on the first, second and third anniversaries of her date of hire and which had an exercise price of $8.50 per share. The compensation arrangement also provided that if, Ms. Leong's employment was terminated without cause, the Company would be obligated to pay Ms. Leong $115,000 in severance. The Company terminated Ms. Leong's employment on March 16, 2001 and will pay Ms. Leong $115,000 in installment payments over a six month period commencing on March 30, 2001. Also, the 50,000 stock options were unvested at the time of termination and were cancelled.

Certain Relationships and Related Transactions

  On December 23, 1997, the Company loaned $2.0 million to Mr. Margolis, who is a Director, the Chairman of the Board of Directors and the Chief Executive Officer of the Company. The loan was approved by a majority of the disinterested members of the Company's Board of Directors on December 19, 1997. Mr. Margolis executed a Promissory Note, dated December 23, 1997, in favor of the Company for $2.0 million which yields 6.0% interest per annum, and which has been recorded as a reduction to stockholders' equity on the Company's balance sheet. Under the terms of the management agreement, $1.89 million of the principal amount of the Promissory Note was forgiven as of January 29, 2000. The remaining principal amount of the Promissory Note and accrued interest, totaling $373,000 was repaid on June 6, 2000.

  On November 7, 1997, the Company entered into an Agreement of Purchase and Sale of Trademarks and Licenses with Sideout Sport Inc., pursuant to which the Company agreed to purchase all of Sideout Sport Inc.'s trademarks, copyrights, trade secrets and associated license agreements. Steven Ascher, an Executive Vice President of the Company beneficially owns 37.2% of Sideout Sport Inc. Mr. Ascher's father and father-in-law beneficially own 8.9 % and 5.0%, respectively, of Sideout Sport Inc. Pursuant to the agreement with Sideout, the Company paid $1.5 million at the closing of the acquisition and agreed to pay an additional $500,000 upon release of liens on the assets that were purchased. Most of the liens have since been released and $495,000 of the $500,000 holdback has been paid. Under the terms of the agreement with Sideout, the Company also agreed to pay Sideout Sport Inc., on a quarterly basis, contingent payments of 40% of the first $10.0 million, 10% of the next $5.0 million and 5% of the next $20.0 million, of royalties and license fees received by the Company through licensing of the Sideout trademarks. Upon the earlier of such time as the Company has paid Sideout Sport Inc a total of $7.5 million or October 22, 2004, the Company will have no further obligation to pay Sideout Sport Inc. During Fiscal 2001, the Company made payments exceeding $1.2 million to Sideout Sport Inc. and since January 1999, the Company has paid in total over $2.6 million in contingent payments to Sideout Sport Inc.

  On May 11, 1999, the Company loaned $100,000 to Mr. Ascher. Mr. Ascher executed a note, dated May 11, 1999, in favor of the Company for $100,000, which yields 6.0% interest per annum. The principal amount of the note and all accrued interest thereon is due and payable on May 11, 2001. The note may be repaid in whole or in part at any time without penalty. Upon the termination of Mr. Ascher's employment for any reason, the entire principal amount of the note and all accrued interest thereon will become due and payable. As of April 29, 2001, approximately $81,312 in principal and interest remained outstanding under the note from Mr. Ascher.

  For information with respect to other transactions and relationships between the Company and certain executive officers, directors and related parties, see "Compensation Committee Interlocks and Insider Participation" above and "Employment and Management Agreements" above.

Compensation Committee Report

  The following Report of the Compensation Committee of the Board of Directors covering Fiscal 2001 and the performance graph that follows are included herein pursuant to Item 402 of Regulations S-K. Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the information contained in this report and the performance graph that follows shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference, in whole or in part, into any future filing under the Securities Act or Exchange Act, and such information shall be entitled to the benefits provided in Item 402(a)(9) of Regulation S-K.

  General. The Compensation Committee of the Board of Directors is currently composed of three non-employee directors of the board, Mr. Ewing, Mr. Ravich and Mr. Hull. The Compensation Committee reviews the performance of the Chief Executive Officer whose services are provided pursuant to the management agreement with Mr. Margolis, and when appropriate makes recommendations to the Board of Directors as to the terms of the management agreement. As appropriate, the Compensation Committee reviews and approves the recommendations of the Chief Executive Officer regarding compensation for other executive officers, including salary and cash bonus levels and the stock option grants under the Company's 1995 Incentive Stock Option Plan, as amended. During Fiscal 2001, the Company had five executive officers and fourteen total employees.

  Compensation Policies. The Company's executive compensation policies are designed to attract, reward and retain executive officers who contribute to the Company's success, to provide economic incentives for executive officers to achieve the Company's business and financial objectives by linking the executive officers' compensation to the performance of the Company, to strengthen the relationship between executive pay and stockholder value and to reward individual performance. The Company uses a combination of base salary, cash bonuses and stock options to achieve these objectives.

  In carrying out these above listed objectives, the Compensation Committee considers, among others, the following factors concerning the individual performance of executive officers: (1) their ability to perform their given tasks; (2) knowledge of their jobs; and (3) their ability to work with others toward the achievement of the Company's goals. The Compensation Committee also evaluates corporate performance by looking at factors such as the Company's performance relative to the business environment and the success of the Company in meeting its business and financial objectives. In reviewing the above listed factors regarding both individual and corporate performance, the Compensation Committee relies on its subjective evaluations of such factors.

  Section 162(m) of the Internal Revenue Code limits the deductibility of certain otherwise deductible compensation in excess of $1 million paid to the Chief Executive Officer and the next four most highly compensated executive officers. It is the policy of the Compensation Committee to attempt to have all executive compensation treated as tax-deductible compensation wherever, in the judgment of the Compensation Committee, to do so would be consistent with the objectives of the compensation plan under which the compensation is paid. However, this policy does not rule out the ability to make awards or to approve compensation that may not qualify for the compensation deduction. The Compensation Committee may elect to approve awards or grant compensation to executive officers which is not deductible by the Company under Section 162(m) of the Internal Revenue Code.

  Components of Compensation. The annual base compensation and performance bonuses payable to Mr. Margolis for providing his executive management services as the Company's Chairman of the Board and Chief Executive Officer are governed by the management agreement. See "Employment and Management Agreements" above. The Company seeks to pay its other executive officers salaries that are commensurate with their qualifications, duties and responsibilities. In reviewing and approving the Chief Executive Officer's recommendations regarding the annual salaries of the other executive officers, the Compensation Committee considers the individual and corporate performance factors outlined above, and puts particular emphasis on the success of the Company in meeting its business and financial objectives and the overall contribution of each executive officer in helping to meet those objectives.

  For Fiscal 2001, a bonus pool equal to approximately 4% of the Company's EBITDA in excess of $2.5 million was established and eleven of the Company's fourteen employees participated in the bonus pool. Ms. Gratzke and Mr. Siegel were each entitled to 25% of the bonus pool, and the Chief Executive Officer allocated the remainder of the bonus pool among the other nine employees based upon their individual performance during Fiscal 2001. This approach is designed to motivate the Company's employees to meet the business and financial objectives of the Company because the bonuses are tied to the profitability of the Company. Mr. Ascher, the Executive Vice President of New Business, was placed on a different bonus plan designed to reward him when he generates new licensees for the Company. Mr. Ascher will receive bonuses equal to two and one-half percent of EBIT growth year to year. Mr. Ascher will also receive five percent of the royalties from the Company's new licensee Carrefour. This bonus arrangement was approved prior to obtaining the license agreement with Carrefour and was designed as an incentive for Mr. Ascher to obtain a license agreement with Carrefour, which is one of the world's largest retailers. See "Employment and Management Agreements."

  The Company's 1995 Incentive Stock Option Plan authorizes the Compensation Committee to grant employees stock options. Stock options are granted under the plan with exercise prices equal to or above the market price of the Company's common stock on the date of grant and generally vest in annual installments over two or three years. Since stock options have value only if the price of the Company's common stock increases over the exercise/grant price, the Compensation Committee believes that stock option grants to executive officers provide incentives for executive officers to build stockholder value and thereby align the interests of the executive officers with the stockholders. The Compensation Committee also believes that these grants, which may vest over a period of two or more years, provide incentives for executive officers to remain with the Company. In determining the numbers of options granted in any fiscal year, the Compensation Committee considers such factors as the seniority of the executive officer, the contribution that the executive officer is expected to make to the Company and the size of prior grants to the executive officer.

  Compensation of the Chief Executive Officer. Until November 1999, compensation in return for the services of Mr. Margolis as Chief Executive Officer of the Company was governed by an amended management agreement between Wilstar and the Company that was originally entered into on May 4, 1995. Wilstar is wholly owned by Mr. Margolis.

  On November 29, 1999, Wilstar and the Company entered into a revised management agreement (replacing the prior management agreement), which was approved by both the Compensation Committee and the disinterested members of the Board of Directors. The material terms of such management agreement are summarized above under the section "Employment and Management Agreements." The terms of the management agreement resulted from several months of negotiations between Wilstar and the Company. The primary basis for the Compensation Committee's determination to approve the terms of the management agreement was to retain the services of Mr. Margolis as Chairman of the Board and Chief Executive Officer of the Company and to provide a strong incentive for him to continue to increase the long-term value of the Company for its stockholders. Under Mr. Margolis' leadership, the Company's revenues have grown from approximately $8.7 million in the fiscal year ended May 31, 1997 to approximately $28.3 million in Fiscal 2001, an increase of over 225% during that time period. Mr. Margolis' performance is further highlighted by the performance graph on the next page, which covers Mr. Margolis' tenure as Chief Executive Officer since the first full fiscal year after the Company emerged from bankruptcy and compares the Company's stock performance with the stock performance of other companies, as measured by broad market indices.

  Under the management agreement Mr. Margolis' base compensation was adjusted to account for cost of living increases but otherwise remained unchanged, as compared to the prior management agreement. The method of calculating annual cash performance bonuses also remained substantially the same as compared to the prior management agreement. However, the receipt of such bonuses was made subject to the attainment of certain performance goals designed to generally qualify such bonuses as "qualified performance-based compensation" under
Section 162(m) of the Revenue Code of 1986. The provisions of the management agreement regarding the annual cash performance bonus and the performance goals related thereto, were submitted to and approved by the stockholders of the Company in January 2000. The performance goals were achieved in Fiscal 2001 and, as a result, Mr. Margolis earned a cash bonus from the Company of $2.2 million for Fiscal 2001.

                                          Respectfully submitted,

                                          Compensation Committee
                                          Mr. Jess Ravich, Chairman
                                          Mr. Timothy Ewing
                                          Mr. Keith Hull

Common Stock Performance

  Due to the nature of the Company's business being that of a licensor of its Cherokee and Sideout brands to wholesalers and retailers, which in turn put those brands on various products including but not limited to footwear, apparel, accessories, watches, eyewear, home textile products and sporting goods, the Company does not believe that a comparable peer group of publicly-traded licensing companies exists; hence, the Company's return on investment was compared to the S&P 100-LTD and NASDAQ INDEX COMPOSITE.

  The graph below compares the cumulative total shareholder return on the Company's common stock with the cumulative total return on the NASDAQ INDEX COMPOSITE and the S&P 100-LTD for the period commencing January 27, 1996 and ending on February 3, 2001. The data set forth below assumes the value of an investment in the Company's common stock and each Index was $100 on January 27, 1996. The data set forth below also assumes the reinvestment of all dividends, including, but not limited to the $5.50 per share dividend which was paid on January 15, 1998.

                          Comparison of Total Return
                            Since January 27, 1996

         AMONG CHEROKEE INC., THE NASDAQ COMPOSITE AND THE S&P 100-LTD

                            [CHEROKEE GRAPH CHART]

                             Jan. 1996 Jan. 1997 Jan. 1998 Jan. 1999 Jan. 2000 Jan. 2001
                             --------- --------- --------- --------- --------- ---------
   Cherokee Inc. ..........     100     239.07    436.18    492.05    482.34    619.56
   S&P 100-Ltd.............     100     129.28    159.62    221.20    263.49    254.75
   NASDAQ Index Composite..     100     130.52    153.84    238.97    376.86    258.59

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

  Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file various reports with the Securities and Exchange Commission and the National Association of Securities Dealers concerning their holdings of, and transactions in, securities of the Company. The Securities and Exchange Commission rules also require that copies of these filings be furnished to the Company.

  To the Company's knowledge, based solely on its review of copies of such reports received or written representations from certain reporting persons that no other reports were required during Fiscal 2001, all Section 16(a) filing requirements applicable to its officers, directors and ten percent stockholders were met during Fiscal 2001.

                             AUDIT COMMITTEE REPORT

  The following Report of the Audit Committee of the Company's Board of Directors is included herein pursuant to Item 306 of Regulations S-K. Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act or the Exchange Act, the information contained in this report shall not be deemed "soliciting material" or to be "filed" with the Securities and exchange Commission, nor shall such information be incorporated by reference, in whole or in part, into any future filing under the Securities Act or Exchange Act, and such information shall be entitled to the benefits provided in Item 306(c) of Regulation S-K.

  The Audit Committee of the Company's Board of Directors is comprised of independent directors as required by the listing standards of The Nasdaq Stock Market, Inc. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix A.

  The role of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company's financial statements as well as the Company's financial reporting process, accounting principles and internal controls. The Company's independent public accountants are responsible for performing an audit of the Company's financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

  In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended February 3, 2001 with management and the Company's independent public accountants. The Audit Committee has discussed with the Company's independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the Company's independent public accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the Company's independent public accountants their independence from the Company. The Audit Committee has considered whether the independent accountants' provision of non-audit services to the Company is compatible with maintaining the independent public accountants' independence.

  The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, none are experts in matters involving auditing or accounting. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of the Company and by the Company's independent public accountants. As a result, the Audit Committee's oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, principles and internal controls, that the Company's financial statements are accurate, that the audit of such financial statements has been conducted in accordance with generally accepted auditing standards or that the Company's independent public accountants meet the applicable standards for independent public accountants independence.

  Based on the reports and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended February 3, 2001, for filing with the Securities and Exchange Commission.

                                          Respectfully submitted,

                                          Audit Committee
                                          Mr. Jess Ravich, Chairman
                                          Mr. David Mullen
                                          Mr. Keith Hull

                         INDEPENDENT PUBLIC ACCOUNTANTS

  Since May 30, 1995, the Company has engaged PricewaterhouseCoopers LLP, formerly Coopers & Lybrand L.L.P., to serve as its principal independent accountant to audit its financial statements. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting. The representative will have an opportunity to make a statement during the annual meeting if the representative desires to do so and the representative is expected to be available to respond to appropriate questions.

Fees Paid to Independent Public Accountants

  The fees paid by the Company to PricewaterhouseCoopers LLP, the Company's independent public accountants, during Fiscal 2001 are as follows:

                                                                     Fees Paid
                                                                     ---------
     Audit Fees(1) .................................................  $54,235
     Financial Information Systems Design and Implementation
      Fees(2).......................................................  $   --
     All Other Fees(3) .............................................  $44,092

--------
(1) Includes the aggregate fees billed for professional services rendered by PricewaterhouseCoopers for the audit of the Company's annual financial statements for the fiscal year ended February 3, 2001 and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q during such fiscal year.

(2) No fees were billed to the Company by PricewaterhouseCoopers LLP during the fiscal year ended February 3, 2001 for the provision of information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X.

(3) Includes the aggregate fees billed for all services rendered by PricewaterhouseCoopers during Fiscal 2001, other than fees for services that must be reported under "Audit Fees" and "Financial Information Systems Design and Implementation Fees." Such services included income tax research, quarterly estimated taxes calculations and the preparation of the Company's annual federal and state tax returns.

                                 OTHER MATTERS

Additional Information

  A copy of the Company's Annual Report on Form 10-K for Fiscal 2001, including financial statements, is being mailed with this proxy statement to each stockholder of record on the record date for the annual meeting. Additionally, copies of the Company's Annual Report on Form 10-K for Fiscal 2001, including financial statements and financial statement schedules, as filed with the Securities and Exchange Commission, are available free of charge upon written request to the office of Investor Relations, Cherokee Inc., 6835 Valjean Avenue, Van Nuys, CA 91406.

Date for Submission of Stockholder Proposals for the 2002 Annual Meeting

  Any proposal relating to a proper subject which a stockholder may intend to be presented for action at the 2002 Annual Meeting of Stockholders must be received by the Company no later than January 1, 2002, to be considered for inclusion in the proxy material to be disseminated by the Board of Directors in accordance with the provisions of Rule 14a(8)(e)(1) promulgated under the Exchange Act. Copies of such proposals should be sent to the Corporate Secretary at the Company's principal executive offices. To be eligible for inclusion in such proxy materials, such proposals must conform to the requirements set forth in Regulation 14A under the Exchange Act.

  In addition, if the Company has not received notice on or before March 17, 2002 of any matter a stockholder intends to propose for a vote at the 2002 Annual Meeting, then a proxy solicited by the Board of Directors may be voted on such matter in the discretion of the proxy holder, without a discussion of the matter in the proxy statement soliciting such proxy and without such matter appearing as a separate matter on the proxy card.

Other Business of the Annual Meeting

  The Board of Directors is not aware of any matter to be presented at the annual meeting or any postponement or adjournment thereof, which is not listed on the Notice of Annual Meeting and discussed above. If other matters should properly come before the meeting, however, the persons named in the accompanying proxy will vote all proxies in accordance with the recommendation of the Board of Directors, or if no such recommendation is given, in their own discretion.

Cost of Soliciting Proxies

  The expense of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies will be paid by the Company. In addition to the use of the mail, proxies may be solicited by personal interview, telephone or telegraph, by officers, directors and other employees of the Company, who will not receive any additional compensation for such services. The Company has retained U.S. Stock Transfer Corporation to assist in soliciting proxies with respect to shares of common stock held of record by brokers, nominees and institutions. The Company does not anticipate that the costs of such proxy solicitation firm will exceed $10,000, plus its out-of-pocket fees and expenses. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

                                          By Order of the Board of Directors,

                                          /s/ Carol A. Gratzke
                                          Carol A. Gratzke
                                          Secretary

Van Nuys, California
April 27, 2001

                                                                      Appendix A

                                 CHEROKEE INC.

                  AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

Purpose

  The purpose of the Audit Committee (the "Committee") is to provide assistance to the Board of Directors (the "Board") of Cherokee Inc. (the "Company") in fulfilling the Board's oversight responsibilities regarding the Company's accounting and system of internal controls, the quality and integrity of the Company's financial reports and the independence and performance of the Company's outside auditor. In so doing, the Committee should endeavor to maintain free and open means of communication between the members of the Committee, other members of the Committee, other members of the Board, the outside auditor and the financial management of the Company.

  The Committee's responsibility is oversight. Management of the Company has the responsibility for the Company's financial statements as well as the Company's financial reporting process, principles and internal controls. The outside auditor is responsible for performing an audit of the Company's annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles, reviewing the Company's quarterly financial statements and other procedures. It is recognized that the members of the Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting including in respect of auditor independence. As such, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements fairly present the Company's financial position and results of operation and are in accordance with generally accepted accounting principles and applicable laws and regulations. Each member of the Committee shall be entitled to rely on (i) the integrity of those persons within the Company and of the professionals and experts (such as the outside auditor) from which it receives information, (ii) the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts absent actual knowledge to the contrary and (iii) representations made by management or the outside auditor as to any information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X and other non-audit services provided by the outside auditor to the Company.

Membership

  The Committee shall consist of three members of the Board. The members shall be appointed by action of the Board and shall serve at the discretion of the Board. No later than June 14, 2001, each Committee member shall satisfy the "independence" requirements of The Nasdaq Stock Market. Each Committee member must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement or must be able to do so within a reasonable period of time after his or her appointment to the Committee. At least one Committee member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background (including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities) which results in the Committee member's financial sophistication.

Committee Organization and Procedures

  1. The members of the Committee shall appoint a Chair of the Committee by majority vote. The Chair (or in his or her absence, a member designated by the Chair) shall preside at all meetings of the Committee.

  2. The Committee shall have the authority to establish its own rules and procedures consistent with the bylaws of the Company for notice and conduct of its meetings, should the Committee, in its discretion, deem it desirable to do so.

  3. The Committee shall meet, in person or by conference telephone call, at least four times in each fiscal year, and more frequently as the Committee in its discretion deems desirable.

  4. The Committee may, in its discretion, include in its meetings members of the Company's financial management, representatives of the outside auditor, the senior internal audit manager and other financial personnel employed or retained by the Company. The Committee may meet with the outside auditor or the senior internal audit manager in separate executive sessions to discuss any matters that the Committee believes should be addressed privately, without management's presence. The Committee may likewise meet privately with management, as it deems appropriate.

  5. The Committee may, in its discretion, utilize the services of the Company's regular corporate legal counsel with respect to legal matters or, at its discretion, retain other legal counsel if it determines that such counsel is necessary or appropriate under the circumstances.

Responsibilities

 Outside Auditor

  6. The outside auditor of the Company shall be ultimately accountable to the Board and the Committee in connection with the audit of the Company's annual financial statements and related services. The Board, with the assistance of the Committee, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor.

  7. The Committee shall approve the fees to be paid to the outside auditor and any other terms of the engagement of the outside auditor.

  8. The Committee shall ensure that the outside auditor, prepare and deliver, at least annually, a written statement delineating all relationships between the outside auditor and the Company, consistent with Independence Standards Board Standard No. 1. The Committee shall actively engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the outside auditor. If the Committee determines that further inquiry is advisable, the Committee shall recommend that the Board take any appropriate action in response to the outside auditor's report to satisfy itself of the auditor's independence.

  9. If applicable, the Committee shall consider whether the outside auditor's provision of (i) information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X and (ii) other non-audit services to the Company is compatible with maintaining the independence of the outside auditor.

 Annual Audit

  10. The Committee shall meet with the outside auditor and management of the Company in connection with each annual audit to discuss the scope of the audit and the procedures to be followed.

  11. The Committee shall meet with the outside auditor and management prior to the public release of the financial results of operations for the year under audit and discuss with the outside auditor any matters within the scope of the pending audit that have not yet been completed.

  12. The Committee shall review and discuss the audited financial statements with the management of the Company.

  13. The Committee shall discuss with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61 as then in effect including, among others, (i) the methods used to account for any significant unusual transactions reflected in the audited financial statements; (ii) the effect of significant accounting policies in any controversial or emerging areas for which there is a lack of authoritative guidance or a consensus to be followed by the outside auditor; (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; and (iv) any disagreements with management over the application of accounting principles, the basis for management's accounting estimates or the disclosures in the financial statements.

  14. The Committee shall, based on the review and discussions in paragraphs 12 and 13 above, and based on the disclosures received from the outside auditor regarding its independence and discussions with the auditor regarding such independence in paragraph 8 above, recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K for the fiscal year subject to the audit.

 Quarterly Review

  15. The outside auditor is required to review the interim financial statements to be included in any Form 10-Q of the Company using professional standards and procedures for conducting such reviews, as established by generally accepted auditing standards as modified or supplemented by the Securities and Exchange Commission, prior to the filing of the Form 10-Q. The Committee shall discuss with management and the outside auditor in person, at a meeting, or by conference telephone call, the results of the quarterly review including such matters as significant adjustments, management judgments, accounting estimates, significant new accounting policies and disagreements with management. The Chair may represent the entire Committee for purposes of this discussion.

 Internal Controls

  16. The Committee shall discuss with the outside auditor and the chief financial officer, at least annually, the adequacy and effectiveness of the accounting and financial controls of the Company, and consider any recommendations for improvement of such internal control procedures.

  17. The Committee shall discuss with the outside auditor and with management any management letter provided by the outside auditor and any other significant matters brought to the attention of the Committee by the outside auditor as a result of its annual audit. The Committee should allow management adequate time to consider any such matters raised by the outside auditor.

 Other Responsibilities

  18. The Committee shall review and reassess the Committee's charter at least annually and submit any recommended changes to the Board for its consideration.

  19. The Committee shall provide the report for inclusion in the Company's Annual Proxy Statement required by Item 306 of Regulation S-K of the Securities and Exchange Commission.

  20. The Committee, through its Chair, shall report periodically, as deemed necessary or desirable by the Committee, but at least annually, to the full Board regarding the Committee's actions and recommendations.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CHEROKEE INC.

               2001 Annual Meeting of Stockholders, May 31, 2001

  The undersigned hereby appoints Robert Margolis and Keith Hull, and each of them, proxies for the undersigned with full power of substitution, to vote all of the shares which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present at the 2001 Annual Meeting of Stockholders of Cherokee Inc. (including all adjournments thereof) to be held at the Loews Santa Monica Beach Hotel, 1700 Ocean Avenue, Santa Monica, California, on May 31, 2001 at 10:00 A.M. Pacific Time, on all matters that may come before the Annual Meeting.

  The undersigned hereby instructs said proxies or their substitutes:

   1.  ELECTION OF DIRECTORS:    [_] To VOTE FOR all nominees  [_] To WITHHOLD AUTHORITY to
                                     listed below.                 vote for all nominees
                                                                   listed below.

     Robert Margolis, Timothy Ewing, David Mullen, Jess Ravich, Keith Hull

  Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

  -----------------------------------------------------------------------------

  2. DISCRETIONARY AUTHORITY: In their discretion, the proxies are authorized to vote with respect to all other matters which may properly come before the Annual Meeting.


  THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS.

  The undersigned hereby revokes any proxies heretofore given by the undersigned to vote at the Annual Meeting of Stockholders or any adjournment thereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders and Proxy Statement, both dated April 27, 2001, and a copy of the Company's Annual Report on Form 10-K for the fiscal year ended February 3, 2001.

Dated: ______________ , 2001                      -----------------------------

                                                  _____________________________
                                                  Signature(s)

                                                  Note: Your signature should
                                                  appear the same as your name
                                                  appears hereon. In signing
                                                  as attorney, executor,
                                                  administrator, trustee or
                                                  guardian, please indicate
                                                  the capacity in which
                                                  signing; when signing as
                                                  joint tenants, all parties
                                                  in the joint tenancy must
                                                  sign. When a proxy is given
                                                  by a corporation, it should
                                                  be signed by an authorized
                                                  officer and the corporate
                                                  seal affixed. No additional
                                                  postage is required if
                                                  mailed within the United
                                                  States.